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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 13, 2004

                              MAJESCO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   333-70663                  06-1529524
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                           160 Raritan Center Parkway
                            Edison, New Jersey 08837

          (Address of principal executive offices, including zip code)

                                 (732) 225-8910

              (Registrant's telephone number, including area code)


                                  ConnectivCorp
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Effective April 13, 2004, ConnectivCorp (the "Company") amended its amended and restated certification of incorporation to (i) increase the Company's authorized common stock to 250,000,000 shares from 40,000,000 shares to allow for a sufficient number of authorized shares of common stock to conduct its operations, including, among other things, implementing its stock option plan and satisfying certain obligations with respect to its outstanding preferred stock and warrants and (ii) change its name to Majesco Holdings Inc. In addition, effective April 14, 2004, the Company's OTC Bulletin Board Market trading symbol was changed to "MJSH.OB".

     On April 23, 2004, Jesse Sutton, the Company's President and Chief Executive Officer and a director, Joseph Sutton, the Company's Executive Vice President of Research and Development and a director, Adam Sutton, Sarah Sutton and the Jesse M. Sutton Foundation, constituting all of the holders of the Company's Series A convertible preferred stock, converted all such shares into 40,675,048 shares of common stock. Following such conversion, the Company currently has 80,853,440 shares of common stock outstanding, and the only preferred stock remaining outstanding are the 2,683 shares of 7% convertible preferred stock (convertible into 26,830,000 shares of common stock) which were issued to investors in the Company's private placement, which closed on February 25, 2004.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibits are furnished with this report:

Exhibit No.         Description

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Majesco Holdings Inc., as amended.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MAJESCO HOLDINGS INC.
                                       (Registrant)


Dated: April 27, 2004                  By: /s/ Jesse Sutton
                                           -------------------------------------
                                           Jesse Sutton
                                           President and Chief Executive Officer



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EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  CONNECTIVCORP


            (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW)




     CONNECTIVCORP, a Delaware corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows:

1.   The name of the corporation is CONNECTIVCORP (the "Corporation").

2. The name under which the Corporation was originally incorporated is SMD Group, Inc., and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was May 8, 1998. The Secretary of State of Delaware filed the Amended and Restated Certificate of Incorporation of the Corporation on April 19, 2000, which was subsequently amended on each of September 11, 2000 and March 5, 2002.

3. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by deleting the content of Article FIRST thereof in its entirety and inserting in lieu thereof the following:

     "FIRST: The name of the corporation is MAJESCO HOLDINGS INC. (the "Corporation")."

4. The Amended and Restated Certificate of Incorporation of the Corporation is further amended by deleting in its entirety Article FOURTH thereof and inserting in lieu thereof the following:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) shares, consisting of (i) Two Hundred Fifty Million (250,000,000) shares of Common Stock, par value $.001 per share, and (ii) Ten Million (10,000,000) shares of blank check Preferred Stock, par value $.001 per share.


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     Except as otherwise provided by law, the shares of stock of the
     Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by the Corporation's Certificate of Incorporation, as amended. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix, in the resolution providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each series and the designation, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by the Corporation's Certificate of Incorporation, as amended, and the laws of the State of Delaware."

5. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, being an authorized officer of CONNECTIVCORP, has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 13th day of April 2004.

                                                    CONNECTIVCORP


                                                    By: /s/ Jesse Sutton
                                                        ------------------------
                                                        Name:  Jesse Sutton
                                                        Title: President and CEO